UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 25, 2024 (November 25, 2024)

AUDDIA INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40071	45-4257218
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1680 38th Street, Suite 130
Boulder, Colorado	80301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 219-9771

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock	AUUD	Nasdaq Stock Market
Common Stock Warrants	AUUDW	Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Previous Equity Line Agreements with White Lion

The Company has previously entered into two equity line agreements with White Lion Capital, LLC (“White Lion”).

The first equity line agreement was entered into in November 2022. Under this first equity line agreement, during 2023 the Company issued an aggregate of 2,361,514 common shares and received aggregate proceeds of approximately $1.3 million. This first equity line agreement was terminated in November 2023.

The second equity line agreement was entered into in November 2023, expires December 31, 2024, and is for up to $10,000,000 in aggregate gross purchase price of newly issued shares of the Company’s common stock. To date under this second equity line agreement, the Company issued an aggregate of 4,815,263 common shares and received aggregate proceeds of approximately $8.2 million.

The Company is entering into a new third equity line agreement with White Lion to supplement and replace the second equity line agreement. The second equity line agreement will terminate in accordance with its terms on December 31, 2024.

Item 1.01.	Entry into a Material Definitive Agreement.

On November 25, 2023, Auddia Inc. (the “Company”) entered into a common stock purchase agreement (the “Common Stock Purchase Agreement”) and a related registration rights agreement (the “White Lion RRA”) with White Lion Capital, LLC, a Nevada limited liability company (“White Lion”). Pursuant to the Common Stock Purchase Agreement, the Company has the right, but not the obligation to require White Lion to purchase, from time to time, up to $10,000,000 in aggregate gross purchase price of newly issued shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), subject to certain limitations and conditions set forth in the Common Stock Purchase Agreement.

The Company is obligated under the Common Stock Purchase Agreement and the White Lion RRA to file a registration statement with the SEC to register the Common Stock under the Securities Act of 1933, as amended (the “Securities Act”), for the resale by White Lion of shares of Common Stock that the Company may issue to White Lion under the Common Stock Purchase Agreement.

Subject to the satisfaction of certain customary conditions including, without limitation, the effectiveness of a registration statement registering the shares issuable pursuant to the Common Stock Purchase Agreement, the Company’s right to sell shares to White Lion will commence on the effective date of such registration statement and extend until December 31, 2025, unless the Company has exercised its right in full to sell shares to White Lion under the Common Stock Purchase Agreement prior to such date (the period beginning on the effective date and ending on the earlier of such dates, the “Commitment Period”). During such term, subject to the terms and conditions of the Common Stock Purchase Agreement, the Company shall notify (such notice, a “Purchase Notice”) White Lion when the Company exercises its right to sell shares (the effective date of such notice, a “Notice Date”). The Purchase Notice may be an Accelerated Purchase Notice, a Fixed Purchase Notice, a Pre-Market Purchase Notice, a Rapid Purchase Notice or a VWAP Purchase Notice, each as described below.

The number of shares sold pursuant to any such notice may not exceed the lesser of (i) 30% of the Average Daily Trading Volume for the common stock traded on Nasdaq and (ii) $1,000,000 divided by the highest closing price of the common stock over the most recent five business days immediately preceding receipt of the applicable Purchase Notice from the Company, and can be increased at any time at the sole discretion of White Lion, up to 9.99% of the outstanding shares of the Company.

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Under an Accelerated Purchase Notice, the purchase price to be paid by White Lion for any such shares will equal the lowest traded price of the common stock during the 15 minutes period prior to receipt of the applicable Purchase Notice multiplied by 85%; provided, however, if the delivery of the applicable Purchase Notice Shares is not initiated and completed by the Company’s transfer agent by 2:00 pm Pacific Time on the applicable Notice Date, the purchase price shall mean the lowest traded price of the Company’s common stock on the entire Accelerated Purchase Notice Date. Under a Fixed Purchase Notice, the purchase price to be paid by White Lion for any such shares will equal 85% of lowest daily VWAP of the common stock during a period of five consecutive business days prior to, ending on and including the applicable Notice Date. Under a Pre-Market Purchase Notice, the purchase price to be paid by White Lion for any such shares will equal the lowest traded price of the common stock commencing on the Pre-Market Purchase Notice Date, between 12:00 am Pacific Time and ending at 6:30am Pacific Time; provided, however, if the delivery of the applicable Purchase Notice Shares is not initiated and completed by the Company’s transfer agent by 1:00 pm Pacific Time on the applicable Notice Date, the Pre-Market Purchase Price shall mean the lowest traded price of the Company’s common stock on the entire Pre-Market Purchase Notice Date. Under a VWAP Purchase Notice, the purchase price to be paid by White Lion will equal 90% of the VWAP of the common stock during the two consecutive business days commencing on and including the applicable Notice Date. Under a Rapid Purchase Notice, the purchase price to be paid by White Lion will equal 85% of the VWAP of the common stock on the applicable Notice Date, unless notice is provided after 9:00 a.m. New York time on any business day, in which case the purchase price to be paid by White Lion will equal the lowest traded price of the Company’s common stock on the applicable Notice Date.

The Company may terminate the Common Stock Purchase Agreement at any time in the event of a material breach of the Common Stock Purchase Agreement by White Lion, which shall be effected by written notice being sent by the Company to White Lion. In addition, the Common Stock Purchase Agreement shall automatically terminate on the earlier of (i) the end of the Commitment Period or (ii) the date that, pursuant to or within the meaning of any bankruptcy law, the Company commences a voluntary case or any person commences a proceeding against the Company, a custodian is appointed for the Company or for all or substantially all of its property or the Company makes a general assignment for the benefit of its creditors. No termination of the Common Stock Purchase Agreement will affect the registration rights provisions contained in the White Lion RRA described below.

Concurrently with the execution of the Common Stock Purchase Agreement, the Company entered into the White Lion RRA with White Lion in which the Company has agreed to register the shares of Common Stock purchased by White Lion under the Common Stock Purchase Agreement with the SEC for resale within 30 days of the execution date of the White Lion RRA. The White Lion RRA also contains usual and customary damages provisions for failure to file and failure to have the registration statement declared effective by the SEC within the time periods specified therein.

The Common Stock Purchase Agreement and the White Lion RRA contain customary representations, warranties, conditions and indemnification obligations of the parties. The representations, warranties and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

The foregoing descriptions of the Common Stock Purchase Agreement and the White Lion RRA are qualified in their entirety by reference to the full text of the Common Stock Purchase Agreement and the White Lion RRA, which are attached as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

The offer and sale of the Common Stock pursuant to the Common Stock Purchase Agreement have not been registered under the Securities Act or any state securities laws. The Common Stock may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Neither this Current Report on Form 8-K, nor the exhibits attached hereto, is an offer to sell or the solicitation of an offer to buy the Common Stock described herein or therein.

In the Common Stock Purchase Agreement, White Lion represented to the Company that it is an “accredited investor”, as defined in Rule 501 promulgated under the Securities Act, and the Company’s offer and sale of the Common Stock under the Common Stock Purchase Agreement are being made in reliance upon the exemptions from the registration requirements of the Securities Act pursuant to Section 4(a)(2) thereof and Rule 506(b) of Regulation D promulgated thereunder.

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Item 3.02.	Unregistered Sales of Equity Securities

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this Form 8-K:

Exhibit Number	Description
10.1	Common Stock Purchase Agreement, dated as of November 25, 2024, by and between White Lion Capital, LLC and Auddia Inc.
10.2	Registration Rights Agreement, dated as of November 25, 2024, by and between White Lion Capital, LLC and Auddia Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUDDIA INC.

November 25, 2024	By:	/s/ John Mahoney
Name: John Mahoney
Title: Chief Financial Officer

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